NUMBER                                                                    SHARES

[SYMBOL]

                              CHINA RESOURCES LTD.

                     INCORPORATED UNDER THE LAWS OF DELAWARE

                                  COMMON STOCK

                                                                 SEE REVERSE FOR

                                                             CERTAIN DEFINITIONS

This Certifies that
                                                            CUSIP
                                                            16942Y 10 2
                                                            ----------------
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES, PAR VALUE $.0001 PER SHARE, OF THE COMMON
                                    STOCK OF

                              CHINA RESOURCES LTD.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                        China Resources Ltd.
                                    CORPORATE
                                      SEAL
                                      2007
----------------------                                    ----------------------
PRESIDENT                                                              SECRETARY
                              THE STATE OF DELAWARE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they werewritten out in full according to applicable laws or regulations:

TEN COM -           as tenants in common                     UNIF GIFT MIN ACT -                            Custodian
TEN ENT -           as tenants by the entireties                         (Cust)                              (Minor)
JT TEN -            as joint tenants with right of           under Uniform Gifts to Minors Act
                    survivorship
                    and not as tenants in common
                                                                                                             (State)

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

    Additional Abbreviations may also be used though not in the above list.

                              China Resources Ltd.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received,             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                          shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                        Attorney

to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated
        --------------

                        --------------------------------------------------------
                        Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:


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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS,STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN ANAPPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event that the Corporation isliquidated because it does not consummate a business combination or the holder seeks to convert his, her or its respective shares into cash upon a business combination which he, she or it voted against and which is actually completed by the Corporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

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